EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2008, in the Registration Statement (Form S-1) and related Prospectus of Heckmann Corporation for the registration of 54,116,800 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 22, 2008